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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-14373, 333-25973, 333-62631, 333-34200, 333-61688, 333-64892 and 333-102444) of North American Scientific, Inc. of our report dated December 5, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
January 24, 2003

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Exhibit 23.1